____________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 16, 2001

to

INDENTURE

Dated as of May 11, 1999

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Successor Trustee to UNITED STATES TRUST COMPANY OF NEW YORK

____________________

up to $300,000,000

8 3/4 % Senior Subordinated Notes due 2009

SECOND SUPPLEMENTAL INDENTURE, dated as of November 16, 2001, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors named on the signature pages hereto (the "Guarantors"), the Additional Guarantors named on the signature pages hereto (collectively the "Additional Guarantors"), and The Bank of New York, as Successor to United States Trust Company of New York, as Trustee (the "Trustee").

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 11, 1999, as amended and supplemented by the First Supplemental Indenture dated as of August 27, 1999 (together, the "Indenture") providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company (the "Notes"); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of $200,000,000 aggregate principal amount of the Notes, each of the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Section 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantors to expressly assume all the obligations of a Guarantor under the Notes and the Indenture; and

WHEREAS, pursuant to and as contemplated by Section 9.01 of the Indenture, the Indenture may be amended without the consent of any Holder of a Note, to cure any ambiguity, defect or inconsistency; and

WHEREAS, the Indenture contains an incorrect reference in the definition of "Credit Agreement", a defect which creates an ambiguity in the Indenture as it currently exists; and

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

  ASSUMPTION OF GUARANTEES

  The Additional Guarantors, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assume all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Additional Guarantors may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if they had been named Guarantors therein.

  AMENDMENT

  Section 1.01 of the Indenture is hereby amended by deleting the words "the Company" from the definition of "Credit Agreement" and replacing them with the words "The Vail Corporation".

  MISCELLANEOUS PROVISIONS

      Terms Defined.

      For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

      Indenture.

      Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

      Governing Law.

      THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

      Successors.

      All agreements of the Company, the Guarantors and the Additional Guarantors in this Second Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

      Duplicate Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

Issuer:

VAIL RESORTS, INC.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Guarantors:

GHTV, Inc.

Gillett Broadcasting, Inc.

Vail Holdings, Inc.

The Vail Corporation

Beaver Creek Associates, Inc.

Beaver Creek Consultants, Inc.

Lodge Properties, Inc.

Vail Food Services, Inc.

Vail Resorts Development Company

Vail Summit Resorts, Inc.

Vail Trademarks, Inc.

Vail/Arrowhead, Inc.

Vail/Beaver Creek Resort Properties, Inc.

Beaver Creek Food Services, Inc.

Lodge Realty, Inc.

Vail Associates Consultants, Inc.

Vail Associates Holdings, Ltd.

Vail Associates Management Company

Vail Associates Real Estate, Inc.

Vail/Battle Mountain, Inc.

Keystone Conference Services, Inc.

Keystone Development Sales, Inc.

Keystone Food and Beverage Company

Keystone Resort Property Management Company

Property Management Acquisition Corp., Inc.

The Village at Breckenridge Acquisition Corp., Inc.

Grand Teton Lodge Company

Larkspur Restaurant & Bar, LLC

Each by its authorized officer:

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Additional Guarantors:

Breckenridge Resort Properties, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Complete Telecommunications, Inc. (f/k/a VR Telecommunications, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Vice President

Jackson Hole Golf and Tennis Club, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Teton Hospitality Services, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Vice President

Vail RR, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

VA Rancho Mirage I, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

VA Rancho Mirage II, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Teton Hospitality, LLC

by: Teton Hospitality Services, Inc., its Sole Member

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Vice President

JHL&S, LLC

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Authorized Signatory

VAMHC, Inc.

By: /s/ Martha Dugan Rehm

Name: Martha Dugan Rehm

Title: Senior Vice President

Trustee:

THE BANK OF NEW YORK, as Successor Trustee to

UNITED STATES TRUST COMPANY OF NEW YORK,

as Trustee

By: /s/ Annette L. Kos

Name: Annette L. Kos

Title: Authorized Signer